Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Richardson Electronics, Ltd.:

We consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8, Registration Number 333-76897 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-70914 on Form S-8 and Registration Statement Number 33-60092 on Form S-8, and Registration Statement Number 333-115955 on Form S-8 of Richardson Electronics, Ltd. of our report dated August 6, 2004, with respect to the consolidated balance sheet of Richardson Electronics, Ltd. and subsidiaries as of May 29, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year ended May 29, 2004, which report appears in the May 29, 2004, Annual Report on Form 10-K of Richardson Electronics, Ltd.

Our report on the consolidated financial statements refers to a change in accounting from the last-in, first-out method to the first-in, first-out method of valuing inventories as of June 1, 2003.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois